Exhibit 10.17
THE SUPPLEMENTAL AGREEMENT ON
MATTERS REGARDING THE TRANSFER OF 10% EQUITY INTERESTS
OF
SANMING ZHONGYIN BANZHU HYDROELECTRIC CO., LTD.
This Agreement was executed by the following Parties on January 30, 2009 in Sanming City.
Party A: Sanming Ruifeng Economic Technological Development Ltd.
Address: No. 160 Building, Qianlong New Village, Xinshi North Road, Sanming City
Legal Representative: Li Jian Min
Party B: China Hydroelectric Corporation (Hong Kong) Limited
Address: 41st Floor, Bank of China Tower, 1 Garden Road, Central, Hong Kong
Authorized Representative: John D. Kuhns
Party C: Sanming Ruifeng Hydropower Investment Co., Ltd.
Address: Building 160, Qianlong New Village, Xinshi North Road, Sanming City
Legal Representative: Yao Zheng Xiang
Party D: China Hydroelectric Corporation
Legal Address: 558 Lime Rock Road, Lime Rock, Connecticut 06039
Authorized Representative: John D. Kuhns
WHEREAS:
1	Party C, Party D and Yong’an Ruifeng Hydroelectric Ltd. entered into the Share Transfer Contract of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. (in relation to 65% of the equity interest, hereinafter referred to as the “Share Transfer Contract”) and its Supplemental Agreement (hereinafter referred to as the “Supplemental Agreement”) on July

30, 2008, which stipulate that after the acquisition of the 65% of the equity interest of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd.(hereinafter referred to as the “Banzhu Company”), Party D shall assume the relevant debts of Banzhu Company, the detailed data and information please refer to Appendix I and II of the Share Transfer Contract and the provisions of the Supplemental Agreement.

2	As for the matters in connection with the public bidding and listing for the transfer of the 10% of the equity interests of Banzhu Company held by Fujian Huadian Investment Co., Ltd., Party C and Party D entered into the Agreement on the Acquisition of 10% of the equity interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. on July 11, 2008 (hereinafter referred to as the “Acquisition Agreement”), which stipulates that Party C acquires the total equity interests of Banzhu Company held by Fujian Huadian Investment Co., Ltd. at first, and then transfers the above-mentioned acquired equity interests to Party D, the price of which shall be RMB10,000,000.

3	Party C authorized Party A to participate in the price bidding for the 10 % of the equity interests of Banzhu Company held by Fujian Huadian Investment Co., Ltd., and Party A has fulfilled relevant bidding obligations on behalf of Party C and has successfully acquired the 10% of the equity interests of Banzhu Company held by Fujian Huadian Investment Co., Ltd.

4	As for the 10% of the equity interests of Banzhu Company, Party A and Party B entered into the Contract on Transfer 10% Equity Interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. on January 30, 2009.
After friendly and sufficient consultations, Party A, Party B, Party C and Party D hereby, as for the relevant matters concerning the transfer of the 10% of the equity interests of Banzhu Company held by Party A to Party B, enter into this supplemental agreement to be observed by all Parties (hereinafter referred to as this “Agreement”):

I	The Share Transfer Contact entered into by Party C, Party D and Yong’an Ruifeng Hydroelectric Ltd. on July 30, 2008 stipulates that the capital contribution obligation and liability of Party D shall be undertaken by Party B, and Party D shall undertake the joint liability. The Acquisition Agreement stipulates that Party A shall assume the joint liability for all the obligations and liabilities of Party C.

II	The Contract on Transfer 10% Equity Interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. entered into by Party A and Party B on January 30, 2009 stipulates that the transfer price for the equity interest shall be RMB 17,000,000; according to the Acquisition Agreement, the transfer price for the equity interests shall be RMB10,000,000. All Parties hereby confirm that the balance in the amount of RMB7,000,000 shall be undertaken by Party C.

III	Party B shall fully pay the transfer price for the equity interest in the amount of RMB 17,000,000 in accordance with the Contract on Transfer 10% Equity Interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd.. In addition, all Parties to this Agreement confirm that, Party B shall take the capital contribution obligation of Party D and complete the relevant payments provided in Appendix I and II of the Share Transfer Contract; in light of the provisions of “the Settlement of the Creditor’s Rights of the Subject Company” of the Supplemental Agreement, the balance of the payment, namely, in the amount of RMB 7,000,000, shall be directly deducted from the payables of Banzhu Company. The rights and obligations and the debts and creditor’s rights between Party A and Party C shall be resolved by Party A and Party C separately, in which Party B and Party D shall not be involved. The rights and obligations and the debts and creditor’s rights between Party B and Party D shall be resolved by Party B and Party D separately, in which Party A and Party C shall not be involved.

IV	All Parties to this Agreement must properly perform all their obligations hereunder. In case of any loss incurred by Party A and Party C due to the non-performance or incomplete performance of their obligations hereunder by Party B and Party D, Party B and Party D shall pay the liquidated damages in the amount of RMB1,000,000 and compensate the corresponding losses. In case of any loss incurred by Party B and Party D due to the non-performance or incomplete performance of their obligations hereunder by Party A and Party C, Party A and Party C shall pay the liquidated damages in the amount of RMB1,000,000 and compensate the corresponding losses. Party B and Party D shall be jointly liable for their obligations hereunder, and Party A and Party C shall be jointly liable for their obligations hereunder.

V	The establishment, effectiveness, interpretation and performance of this Agreement shall be governed by the laws of the People’s Republic of China. Any dispute arising out of the performance of this Agreement by all Parties shall be resolved through friendly consultation; if the dispute cannot be resolved through consultation, any Party is entitled to submit the dispute to China International Economic and Trade Arbitration Commission in Beijing for arbitration in accordance with its then prevailing arbitration rules.

VI	Upon being signed and affixed with the official seal of all Parties, this Agreement shall become effective simultaneously with the Contract on Transfer 10% Equity Interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd. In case of any inconsistency between the provisions of this Agreement and those of the Contract on Transfer 10% Equity Interests of Sanming Zhongyin Banzhu Hydroelectric Co., Ltd, the former shall prevail.

VII	As for matters not covered herein, all Parties to this Agreement may enter into supplemental agreements separately, which shall have the same legal effect as this Agreement.
IN WITNESS WHEREOF, this Agreement is signed in eight (8) counterparts and each Party hereto holds two (2) counterparts.

(SIGNATURE AND SEAL PAGE ONLY)
Party A: Sanming Ruifeng Economic Technological Development Ltd.
          (Stamp)
Representative: Li Jian Min
Party B: China Hydroelectric Corporation (Hong Kong) Limited
          (Stamp)
Representative: John D. Kuhns
Party C: Sanming Ruifeng Hydropower Investment Co., Ltd.
          (Stamp)
Representative: Yao Zheng Xiang
Party D: China Hydroelectric Corporation
          (Stamp)
Representative: John D. Kuhns

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